                                                                   Exhibit 10.26

                               FIFTH AMENDMENT TO
                         SERVICES AND SUPPORT AGREEMENT

         This Fifth Amendment to Service and Support Agreement (the "FIFTH AMENDMENT") effective as of June 1, 2002 (the "EFFECTIVE DATE") is by and between Coast Dental Services, Inc., a Delaware corporation ("CDS") and Coast Florida, P.A., a Florida professional corporation (the "DENTAL PRACTICE ENTITY" or the "P.A.").

                                 R E C I T A L S

         WHEREAS, CDS and Dental Practice Entity are parties to that certain Services and Support Agreement dated as of October 1, 1996, amended on June 1, 1997, further amended on October 1, 1998, further amended on February 1, 1999, and further amended on January 1, 2000 (the "SERVICES AND SUPPORT AGREEMENT");

         WHEREAS, CDS and Dental Practice Entity desire to amend the Services and Support Agreement to change the methodology for determining the monthly services and support fee (the "S&S FEE") earned by CDS for its services and support to Dental Practice Entity;

         WHEREAS, CDS and Dental Practice Entity further desire to amend the Services and Support Agreement to provide for the transfer of Dental Practice Entity's accounts receivable arising from the provision of dental services during each month to CDS for payment of the S&S Fee;

         WHEREAS, these changes were precipitated by the favorable impact on the financial performance of Dental Centers converted to the recently implemented Dental Equity Model, which model provides the equity dentist and the Dental Practice Entity an incentive for improving financial performance. This amendment will incorporate the financial performance of each Dental Center in the determination of the S&S Fee earned by CDS.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree to modify, supplement and amend the Services and Support Agreement as follows:

         1. Recitals. The statements contained in the Recitals of facts set forth above are true and correct and are by this reference made a part of this Fifth Amendment.

         2. Article III entitled "Financial Arrangements" is hereby deleted in its entirety and the following is substituted therefor:

                           III. FINANCIAL ARRANGEMENTS

                  3.1 Service and Support Fee: CDS shall receive a service and support fee (the "S&S FEE") calculated in accordance with Exhibit "A" attached hereto. Except as otherwise provided, the amounts to be paid to CDS under this Section 3.1 shall be payable monthly. The amounts shall be estimated based upon the previous month's operating results of the Dental Center. Adjustments to the estimated payments shall be made to reconcile actual amounts due under this Section 3.1, by the end of the following month. Upon preparation of quarterly financial statements, final adjustments to the service fee for the quarter shall be made and any additional payments owing to CDS or the Dental Practice Entity shall then be made. Any audit adjustments shall be reflected in the calculations for the fourth quarter.

                  3.2 Accounts Receivable. To assure that the Dental Practice Entity receives the entire amount of professional fees for its dental services and to assist in maintaining reasonable cash flow for the payment of Dental Center expenses, the Dental Practice Entity will sell to CDS, during the term of the Agreement, the Dental Practice Entity's patient and insurance accounts receivable (the "ACCOUNTS RECEIVABLE") arising before the Effective Date and thereafter during the previous month. The consideration for the purchase of the Accounts Receivable shall be a reduction in the S&S Fees payable to CDS in an amount equal to the accumulated accounts receivable recorded by the Dental Practice Entity each month (according to GAAP without adjustment for any bad debt reserve). CDS shall be entitled to offset the S&S Fee due to CDS in accordance with Exhibit A to this Agreement against the amount payable for the Accounts Receivable. The sale of the Accounts Receivable to CDS shall be with full recourse to the Dental Practice Entity. If any of such Accounts Receivable are not collected within ninety (90) days after such accounts receivable are purchased by CDS, the Dental Practice Entity will indemnify CDS for any such uncollectible Accounts Receivable. Although it is the intention of the parties that CDS purchase and thereby become the owner of the Accounts Receivable of the Dental Practice Entity, in the event such purchase shall be ineffective for any reason, the Dental Practice Entity is concurrently herewith granting to CDS a security interest in the Accounts Receivable so purchased, and the Dental Practice Entity shall cooperate with CDS and execute all documents in connection with the pledge of such purchased Accounts Receivable to CDS. All collections in respect to such Accounts Receivable purchased by CDS shall be received by CDS as the agent of the Dental Practice Entity and shall be endorsed to CDS and deposited in a bank account at a bank designated by CDS. To the extent the Dental Practice Entity comes into possession of any payments in respect of such Accounts Receivable, the Dental Practice Entity shall direct such payments to CDS for deposit in bank accounts designated by CDS; provided, however, that nothing contained herein shall be construed as the Dental Practice Entity relinquishing control over credit extended by the Dental Practice Entity.

                  3.3 Dental Center Expenses. So long as the Dental Practice Entity is in full compliance with the terms hereof, CDS shall be responsible for the payment of all Dental Center Expenses, as defined in Exhibit "A" attached hereto, during the term of this Agreement by the Dental Practice Entity, unless otherwise agreed to by the parties hereto.

         3. Exhibit A. Exhibit "A" to the Services and Support Agreement is hereby deleted in its entirety and the Exhibit "A" attached hereto is substituted therefor.

         4. Other Provisions. All of the term and provisions contained in the Services and Support Agreement shall remain in full force and effect unless specifically modified, supplemented or amended by this Fifth Amendment. Defined terms used but not otherwise defined herein shall have the meanings given to them in the Services and Support Agreement.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.

                           "DENTAL PRACTICE ENTITY"

                           COAST FLORIDA, P.A.

                           By:  /s/ Adam Diasti
                              --------------------------------------------
                              Adam Diasti, D.D.S., President

                           "CDS"

                           COAST DENTAL SERVICES, INC.

                           By:  /s/ Terek Diasti
                              --------------------------------------------
                                Terek Diasti, Chief Executive Officer

                               FIFTH AMENDMENT TO
                         SERVICES AND SUPPORT AGREEMENT

                                   EXHIBIT "A"

                            SERVICES AND SUPPORT FEE

         1.       CDS will earn an S&S Fee calculated as follows:

                  a. CDS will receive a fee based on the actual Dental Center Expenses; and
                  b. CDS will receive a variable, performance-based, fee set at 90% of the excess of net dental services revenue over Dental Center Expenses.

                  As used herein, "Dental Center Expenses" shall mean all actual direct and indirect operating and non-operating expenses incurred by CDS in providing services and support to the Dental Center, including, without limitation:

                           (i) Salaries, benefits, and other direct costs of all employees of CDS at the Dental Center, including dental assistants (but excluding all Dentists and dental hygienists);

                           (ii) Direct costs of all employees or consultants of CDS who provide services at or in connection with the Dental Center required for improved clinic performance, such as work management, materials management, purchasing, charge and coding analysis, and business office consultation;

                           (iii) Other direct and indirect expenses incurred by CDS or an affiliate of CDS in providing services and support to the Dental Centers including dental supplies and lab fees, advertising and promotional costs, rent and occupancy costs, depreciation on assets used at the Dental Center, and Dental Center general and administrative expenses; other than the kind of expenses listed in items (i) and (ii) above;

                           (iv) Personal property and intangible taxes assessed against CDS's assets used in connection with the operation of the Dental Center, commencing on the date of this Agreement;

                           (v) Interest expense on indebtedness incurred by CDS to finance any of its obligations hereunder or services provided hereunder;

                           (vi) Malpractice insurance expenses and dentist recruitment expenses; and

                           (vii) Other expenses incurred by CDS in carrying out its obligations under this Agreement.

                    "Dental Center Expenses" shall not include:

                           (i)      Any federal or state income taxes;

                    (ii)   Any bad debt and related expense; and

                           (iii) Any expenses which are expressly designated herein as expenses or responsibilities of the Dental Practice Entity.

2. If the Dental Center Expenses are in excess of net dental services revenues, then the S&S Fee earned by CDS is limited solely to the fee based on the actual costs of providing services and support and CDS will not earn a variable, performance-based, fee.

3. The S&S Fee earned by CDS will be calculated on a stand-alone basis for and using the stand-alone financial performance of each Dental Center.

                               ACCOUNTS RECEIVABLE
                           PURCHASE AND SALE AGREEMENT

         This Accounts Receivable Purchase and Sale Agreement (this "AGREEMENT") effective as of June 1, 2002 ("EFFECTIVE DATE") is by and between Coast Florida, P.A., a Florida professional corporation (hereinafter called "SELLER"), and Coast Dental Services, Inc., a Delaware corporation (hereinafter called "PURCHASER").

                                 R E C I T A L S

         WHEREAS, Seller and Purchaser are parties to that certain Services and Support Agreement dated October 1, 1996, as amended (the "SERVICES AND SUPPORT AGREEMENT");

         WHEREAS, Purchaser desires to acquire from Seller and Seller desires to sell to Purchaser the Accounts Receivable (as hereinafter defined) of Seller upon the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

         1. SALE OF ACCOUNTS RECEIVABLE. Subject to the terms of this Agreement, Seller hereby sells, conveys, assigns and transfers to Purchaser, and Purchaser hereby purchases, all right, title and interest of Seller in and to all of Seller's patient and insurance accounts receivable (the "ACCOUNTS RECEIVABLE")
(i) arising before the Effective Date and (ii) arising each month after the Effective Date during the term of the Services and Support Agreement.

         2. CONSIDERATION. The consideration for the purchase of the Accounts Receivable shall be a reduction in the fees payable by Seller to Purchaser pursuant to the Services and Support Agreement (the "FEES") in an amount equal to the accumulated accounts receivable recorded by Seller each month (according to GAAP without adjustment for any bad debt reserve). Purchaser shall be entitled to offset the Fees due to Purchaser from Seller against the amount payable for the Accounts Receivable.

         3. SELLER'S WARRANTIES. Seller warrants that it is the lawful owner in every respect of the Accounts Receivable and that the Accounts Receivable are free and clear of any and all liens, security interests, mortgages, encumbrances, pledges, claims, demands and charges of every kind and character whatsoever.

         4. SELLER'S COVENANTS. Seller hereby covenants to Purchaser as follows:

         (A) The sale of the Accounts Receivable to Purchaser shall be with full recourse to Seller. If any of such Accounts Receivable are not collected within ninety (90) days after such accounts receivable are purchased by Purchaser, Seller will indemnify Purchaser for any such uncollectible Accounts Receivable.

         (B) Although it is the intention of the parties that Purchaser hereby purchase and thereby become the owner of the Accounts Receivable of Seller, in the event such purchase shall be ineffective for any reason, Seller is concurrently herewith granting to Purchaser a security interest in the Accounts Receivable so purchased, and Seller shall cooperate with Purchaser and execute all documents in connection with the pledge of such purchased Accounts Receivable to Purchaser. All collections in respect to such Accounts Receivable purchased by Purchaser shall be received by Purchaser as the agent of Seller and shall be endorsed to Purchaser and deposited in a bank account at a bank designated by Purchaser. To the extent Seller comes into possession of any payments in respect of such Accounts Receivable, Seller shall direct such payments to Purchaser for deposit in bank accounts designated by Purchaser; provided, however, that nothing contained herein shall be construed as Seller relinquishing control over credit extended by Seller.

         (C) Seller covenants that Seller and its successors and assigns shall warrant and defend the title to all the herein described Accounts Receivable unto the Purchaser, its successors and assigns, forever against the claims and demands of all persons whomsoever.

         (D) Seller shall execute and deliver such other documents and do such other acts as Purchaser shall deem necessary to carry out the intent of this Agreement, including, but not limited to, any financing statements as is necessary to give notice of Purchaser's purchase of the Accounts Receivable under the applicable Uniform Commercial Code then in effect.

         5. EFFECTIVE DATE. This Agreement shall be effective as to the transfer of the Accounts Receivable as of the Effective Date hereinabove set forth.

         IN WITNESS WHEREOF, this Agreement is executed on the date set forth above.

Witnesses as to Seller:                 COAST FLORIDA, P.A.,
/s/ Julie Camper                        a Florida professional corporation
--------------------------

/s/ Tim Merrick
--------------------------              By:  /s/ Adam Diasti
                                           -------------------------------------
                                            Adam Diasti, D.D.S., President



Witnesses as to Purchaser:              COAST DENTAL SERVICES, INC.,
                                        a Delaware corporation
/s/ Julie Camper
--------------------------              By:  /s/ Terek Diasti
                                           -------------------------------------
/s/ Tim Merrick                            Terek Diasti, Chief Executive Officer
---------------------------


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